Exhibit 99.1

Bruker Reports Second Quarter 2021 Financial Results

•	Q2 2021 revenue growth of 34.4% year-over-year; organic revenue growth of 27.2%

•	Q2 2021 GAAP EPS of $0.38; non-GAAP EPS of $0.44, compared to $0.21 in Q2 2020

•	Strong financial performance in the Bruker Scientific Instruments and BEST businesses drives a further increase in fiscal year 2021 guidance

BILLERICA, Massachusetts – August 2, 2021 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its second quarter and for the six months ended June 30, 2021.

Second Quarter 2021 Financial Results

Bruker’s revenues for the second quarter of 2021 were $570.8 million, an increase of 34.4% compared to the second quarter of 2020. In the second quarter of 2021, revenues increased 27.2% organically year-over-year, growth from acquisitions was 0.4% and foreign currency translation had a positive effect of 6.8%. The reported and organic revenue increases were broad-based across Bruker Scientific Instruments (“BSI”) and Bruker Energy & Supercon Technologies (“BEST”) and were driven by robust demand for the Company’s solutions and products, as well as a strong recovery compared to the second quarter of 2020.

Second quarter 2021 BSI revenues of $517.1 million increased 34.9% year-over-year, including organic revenue growth of 27.8%. BEST revenues of $56.6 million increased 26.3% year-over-year, including an organic revenue increase, net of intercompany eliminations, of 21.8%.

GAAP operating income in the second quarter of 2021 was $85.6 million, compared to $37.9 million in the prior year period, representing GAAP operating margins of 15.0% and 8.9%, respectively. Non-GAAP operating income was $98.8 million, compared to $49.0 million in the prior year period. Bruker’s second quarter 2021 non-GAAP operating margin was 17.3%, compared to 11.5% in the second quarter of 2020.

GAAP diluted earnings per share (EPS) in the second quarter of 2021 were $0.38, compared to $0.16 in the second quarter of 2020. Non-GAAP diluted EPS were $0.44, compared to $0.21 in the prior year period. The year-over-year increases in the Company’s GAAP and non-GAAP operating income, operating margins and EPS were driven by higher revenues and volume, and favorable operating expense leverage, compared to the second quarter of 2020, which was negatively affected by COVID-19 disruptions.

First Six Months of 2021 Financial Results

For the first six months of 2021, Bruker’s revenues were $1,125.5 million, an increase of 32.6% from $848.6 million in the first six months of 2020. In the first half of 2021, revenues increased 25.5% organically year-over-year, growth from acquisitions was 0.6% and foreign currency translation had a positive effect of 6.5%.

In the first half of 2021, BSI revenues of $1,023.3 million increased 33.8% compared to the prior year period, including organic revenue growth of 26.7%. First half 2021 BEST revenues of $109.0 million increased 19.8% year-over-year, including an organic revenue increase, net of intercompany eliminations, of 14.3%.

In the first six months of 2021, GAAP operating income was $174.7 million, compared to $54.3 million in the prior year period, representing GAAP operating margins of 15.5% and 6.4%, respectively. Non-GAAP operating income was $201.0 million, compared to $81.2 million in the first six months of 2020. Bruker’s non-GAAP operating margin in the first half of 2021 was 17.9%, compared to 9.6% in the first half of 2020.

For the first six months of 2021, GAAP diluted EPS were $0.75, compared to $0.22 in the prior year period. First half 2021 non-GAAP diluted EPS were $0.88, compared to $0.35 for the first half of 2020. The year-over-year increases in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to higher revenues, favorable volume and mix, and operating expense leverage compared to the first half of 2020, which was negatively affected by the pandemic.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “Bruker’s revenues, margins and earnings grew strongly in the first half of 2021, as markets rebounded and demand for our high-performance scientific instruments, life science research and diagnostic solutions accelerated. Our teams executed well across our core businesses as well as our Project Accelerate initiatives. Bruker is on track for excellent progress in 2021, while we continue to invest in our Project Accelerate 2.0 high-growth, high-margin opportunities and our operational excellence initiative.”

Fiscal Year (FY) 2021 Financial Outlook

Bruker is raising its fiscal year 2021 guidance for revenue growth, non-GAAP operating margin expansion and non-GAAP EPS. Compared to FY 2020, for FY 2021, the Company now expects approximately:

•	Reported revenue growth of 17% to 19%;

•	Organic revenue growth of 14% to 16%;

•	Foreign currency revenue tailwind of 3%;

•	Non-GAAP operating margin expansion of 270 basis points to 310 basis points over FY 2020 non-GAAP operating margin of 16.0%, including a foreign currency headwind of 30 basis points in FY 2021;

•	Non-GAAP EPS between $1.88 and $1.93, representing a year-over-year increase of 39% to 43%.

Bruker’s revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2021 are based on foreign exchange rates as of June 30, 2021.

For the Company’s outlook for FY 2021 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 2, at 4:30 p.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2021 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Second Quarter 2021 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10158977. The replay will be available beginning one hour after the end of the conference call through September 2, 2021.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. However, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2021 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2021 financial outlook, including our outlook for revenue growth, foreign currency impact, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; the market demand for our products; the impact of Project Accelerate; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic (including the impact of new variants of the virus), the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, the availability, adoption and effectiveness of vaccines, continued volatility in the capital markets, risks in the supply chain, including for semiconductor chips, copper and other materials used in our products, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, the impact of changes in law, including changes in tax rates, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the success of our R&D investment initiatives, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$608.1	$681.8
Short-term investments	97.9	50.0
Accounts receivable, net	337.0	335.3
Inventories	730.2	692.3
Other current assets	195.0	165.6

Total current assets	1,968.2	1,925.0
Property, plant and equipment, net	398.0	395.5
Goodwill, intangible assets, net and other long-term assets	720.8	728.5

Total assets	$3,087.0	$3,049.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$108.2	$2.2
Accounts payable	142.6	134.6
Customer advances	192.9	189.2
Other current liabilities	510.9	465.9

Total current liabilities	954.6	791.9
Long-term debt	721.1	842.3
Other long-term liabilities	395.6	440.5
Redeemable noncontrolling interest	0.3	—
Total shareholders’ equity	1,015.4	974.3

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$3,087.0	$3,049.0

FOR FURTHER INFORMATION:	Miroslava Minkova, Senior Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$570.8	$424.6	$1,125.5	$848.6
Cost of revenue	290.2	238.4	566.2	470.1

Gross profit	280.6	186.2	559.3	378.5
Operating expenses:
Selling, general and administrative	134.8	102.4	266.6	223.6
Research and development	55.8	44.1	110.6	92.6
Other charges, net	4.4	1.8	7.4	8.0

Total operating expenses	195.0	148.3	384.6	324.2

Operating income	85.6	37.9	174.7	54.3
Interest and other income (expense), net	(5.6)	(6.6)	(9.4)	(9.5)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	80.0	31.3	165.3	44.8
Income tax provision	21.3	7.1	48.8	10.0

Consolidated net income	58.7	24.2	116.5	34.8
Net income attributable to noncontrolling interest in consolidated subsidiaries	1.1	0.1	2.2	0.2

Net income attributable to Bruker Corporation	$57.6	$24.1	$114.3	$34.6

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.38	$0.16	$0.75	$0.22

Diluted	$0.38	$0.16	$0.75	$0.22

Weighted average common shares outstanding:
Basic	151.3	153.6	151.6	153.9

Diluted	152.9	154.7	153.0	155.1

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net income	$58.7	$24.2	$116.5	$34.8
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	21.6	19.2	43.9	38.2
Stock-based compensation expense	3.9	3.1	7.7	6.4
Deferred income taxes	(8.7)	(2.2)	(3.8)	(1.1)
Other non-cash expenses, net	15.9	7.5	20.8	19.2
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9.3)	4.8	(8.5)	34.3
Inventories	(26.7)	(36.0)	(68.3)	(97.0)
Accounts payable and accrued expenses	(22.5)	(35.2)	13.0	(16.1)
Income taxes payable, net	(3.1)	11.9	7.0	(3.1)
Deferred revenue	5.9	(1.0)	20.0	19.6
Customer advances	(0.7)	5.3	1.8	21.8
Other changes in operating assets and liabilities, net	(13.1)	10.2	(30.2)	(10.2)

Net cash provided by operating activities	21.9	11.8	119.9	46.8

Cash flows from investing activities:
Purchases of short-term investments	(48.0)	—	(48.0)	(50.0)
Maturity of short-term investments	—	6.1	—	6.1
Cash paid for acquisitions, net of cash acquired	—	(2.6)	(4.0)	(24.6)
Purchases of property, plant and equipment	(22.6)	(20.3)	(47.3)	(50.8)
Proceeds from sales of property, plant and equipment	1.2	0.1	2.4	0.1
Net proceeds from cross-currency swap agreements	(2.0)	1.6	1.5	3.5

Net cash used in investing activities	(71.4)	(15.1)	(95.4)	(115.7)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	(96.6)	—	(96.6)
Proceeds from revolving lines of credit	—	100.0	—	297.5
Proceeds (repayment) of other debt, net	(1.5)	(0.7)	(1.6)	0.2
Payment of deferred financing costs	—	(0.1)	—	(0.1)
Proceeds from issuance of common stock, net	1.1	1.3	2.2	1.9
Payment of contingent consideration	—	(0.9)	(0.4)	(1.2)
Payment of dividends to common stockholders	(6.0)	(6.1)	(12.1)	(12.3)
Repurchase of common stock	(38.5)	(50.0)	(71.1)	(50.0)
Cash payments to noncontrolling interests	—	—	—	(1.2)

Net cash (used in) provided by financing activities	(44.9)	(53.1)	(83.0)	138.2

Effect of exchange rate changes on cash, cash equivalents and restricted cash	5.7	7.9	(15.3)	(0.8)

Net change in cash, cash equivalents and restricted cash	(88.7)	(48.5)	(73.8)	68.5
Cash, cash equivalents and restricted cash at beginning of year	700.4	798.9	685.5	681.9

Cash, cash equivalents and restricted cash at end of year	$611.7	$750.4	$611.7	$750.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating income	$85.6	$37.9	$174.7	$54.3
Non-GAAP adjustments:
Restructuring costs	1.7	1.5	4.1	3.8
Acquisition-related costs	2.3	(0.8)	3.2	(1.9)
Purchase intangible amortization	9.0	9.0	18.0	17.7
Other costs	0.2	1.4	1.0	7.3

Total non-GAAP adjustments	$13.2	$11.1	$26.3	$26.9

Non-GAAP operating income	$98.8	$49.0	$201.0	$81.2
Non-GAAP operating margin	17.3%	11.5%	17.9%	9.6%
Non-GAAP interest & other expense, net	(5.6)	(6.6)	(9.4)	(9.5)

Non-GAAP profit before tax	93.2	42.4	191.6	71.7
Non-GAAP income tax provision	(24.9)	(9.6)	(55.5)	(16.6)
Non-GAAP tax rate	26.7%	22.6%	29.0%	23.2%
Minority interest	(1.1)	(0.1)	(2.2)	(0.2)

Non-GAAP net income attributable to Bruker	67.2	32.7	133.9	54.9
Weighted average shares outstanding (diluted)	152.9	154.7	153.0	155.1

Non-GAAP earnings per share	$0.44	$0.21	$0.88	$0.35

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP gross profit	$280.6	$186.2	$559.3	$378.5
Non-GAAP adjustments:
Restructuring costs	0.3	0.3	1.4	1.1
Purchase intangible amortization	5.2	5.2	9.7	10.1
Other costs	(0.5)	—	(0.5)	0.1

Total non-GAAP adjustments	5.0	5.5	10.6	11.3

Non-GAAP gross profit	$285.6	$191.7	$569.9	$389.8

Non-GAAP gross margin	50.0%	45.1%	50.6%	45.9%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP SG&A expenses	$134.8	$102.4	$266.6	$223.6
Non-GAAP adjustments:
Purchased intangible amortization	(3.8)	(3.8)	(8.3)	(7.6)

Non-GAAP SG&A expenses	$131.0	$98.6	$258.3	$216.0

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP tax rate	26.6%	22.7%	29.5%	22.3%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	(0.4%)	(1.1%)	(0.4%)	(0.7%)
Other discrete items	0.5%	1.0%	(0.1%)	1.6%

Total non-GAAP adjustments	0.1%	(0.1%)	(0.5%)	0.9%

Non-GAAP tax rate	26.7%	22.6%	29.0%	23.2%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP earnings per share (diluted)	$0.38	$0.16	$0.75	$0.22
Non-GAAP adjustments:
Restructuring costs	0.01	0.01	0.03	0.02
Acquisition-related costs	0.01	(0.01)	0.02	(0.01)
Purchased intangible amortization	0.06	0.06	0.12	0.11
Other costs	—	0.01	0.01	0.05
Income tax rate differential	(0.02)	(0.02)	(0.05)	(0.04)

Total non-GAAP adjustments	0.06	0.05	0.13	0.13

Non-GAAP earnings per share (diluted)	$0.44	$0.21	$0.88	$0.35

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP operating cash flow	$21.9	$11.8	$119.9	$46.8
Non-GAAP adjustments:
Purchases of property, plant and equipment	(22.6)	(20.3)	(47.3)	(50.8)

Non-GAAP Free Cash Flow	$(0.7)	$(8.5)	$72.6	$(4.0)

Days Inventory Outstanding is calculated as follows: GAAP average inventory balance divided by (GAAP revenue less non-GAAP gross profit (defined above))

Days Payable Outstanding is calculated as follows: GAAP average accounts payable balance divided by (GAAP revenue less non-GAAP gross profit (defined above) plus the change in GAAP inventory balance)

Days Sales Outstanding is calculated as follows: GAAP average accounts receivable balance divided by GAAP revenue

F-9

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue by Group:
Bruker BioSpin	$148.5	$125.1	$307.9	$246.0
Bruker CALID	193.3	132.7	385.7	273.2
Bruker Nano	175.3	125.5	329.7	245.6
BEST	56.6	44.8	109.0	91.0
Eliminations	(2.9)	(3.5)	(6.8)	(7.2)

Total revenue	$570.8	$424.6	$1,125.5	$848.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue by End Customer Geography:
United States	$159.8	$102.6	$278.8	$212.0
Europe	215.5	154.4	435.4	299.3
Asia Pacific	153.7	136.1	334.2	273.3
Other	41.8	31.5	77.1	64.0

Total revenue	$570.8	$424.6	$1,125.5	$848.6

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Total Bruker		Total Bruker
GAAP revenue as of prior comparable period	$424.6	$490.2	$848.6	$951.6
Non-GAAP components:
Acquisitions and divestitures	1.8	1.7	5.0	6.0
Organic	115.7	(62.2)	216.4	(98.4)
Currency	28.7	(5.1)	55.5	(10.6)

Total non-GAAP components	146.2	(65.6)	276.9	(103.0)

GAAP revenue as of current period	$570.8	$424.6	$1,125.5	$848.6

Revenue growth	34.4%	-13.4%	32.6%	-10.8%
Organic revenue growth	27.2%	-12.7%	25.5%	-10.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	Bruker Scientific Instruments (1)		Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$383.3	$442.4	$764.8	$859.2
Non-GAAP components:
Acquisitions and divestitures	1.8	1.7	5.0	5.1
Organic	106.7	(56.2)	204.4	(90.6)
Currency	25.3	(4.6)	49.1	(8.9)

Total non-GAAP components	133.8	(59.1)	258.5	(94.4)

GAAP revenue as of current period	$517.1	$383.3	$1,023.3	$764.8

Revenue growth	34.9%	-13.4%	33.8%	-11.0%
Organic revenue growth	27.8%	-12.7%	26.7%	-10.5%

(1)	Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2020 Form 10-K.

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	BEST, net of Intercompany Eliminations		BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$41.3	$47.8	83.8	92.4
Non-GAAP components:
Acquisitions and divestitures	—	—	—	1.0
Organic	9.0	(6.0)	12.0	(7.9)
Currency	3.4	(0.5)	6.4	(1.7)

Total non-GAAP components	12.4	(6.5)	18.4	(8.6)

GAAP revenue as of current period	$53.7	$41.3	102.2	83.8

Revenue growth	30.0%	-13.6%	22.0%	-9.3%
Organic revenue growth	21.8%	-12.5%	14.3%	-8.5%